Exhibit 23.1



Consent of Independent Certified Public Accountants

We hereby consent to the use in the Registration Statement on Form S-3 (as amended) of our report dated March 4, 2001, relating to the financial statements of Computer Assisted Learning & Instruction, Inc., a Utah Corporation which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Squire & Company, P.C.

Orem, Utah

October 31, 2001

1329 South 800 East
Orem, Utah 84097
Telephone (801) 225-6900
Facsimile (801) 226-7739